Exhibit 99.1

LHC Group announces fourth quarter and full year 2021 financial results

Issues full year and first quarter 2022 guidance

LAFAYETTE, La., Feb.23, 2022 /PRNewswire/ -- LHC Group, Inc. (NASDAQ: LHCG) announced its financial results for the quarter and year ended December 31, 2021.

Fourth Quarter 2021 Financial Results

  Net service revenue increased 9.6% to $583.4 million.
  Net income attributable to LHC Group's common stockholders was $15.7 million, or $0.50 per diluted share.
  Adjusted net income attributable to LHC Group's common stockholders was $39.4 million, or $1.26 adjusted earnings per diluted share.
  Adjusted EBITDA was $61.6 million.

Full Year 2021 Financial Results

  Net service revenue increased 7.6% to $2.220 billion.
  Net income attributable to LHC Group's common stockholders was $115.7 million, or $3.69 per diluted share.
  Adjusted net income attributable to LHC Group's common stockholders was $179.5 million, or $5.73 per diluted share.
  Adjusted EBITDA was $265.5 million.

A reconciliation of all non-GAAP financial results in this release appears on pages 11-12.

Operational and Strategic Highlights

  LHC Group's quality and patient satisfaction scores continue to exceed the national average as the Company remains a leader among industry peers.
  Average Home Health quality star ratings of 4.37 during the period of April 2021 through December 2021 according to Strategic Healthcare Partners, up from 4.10 for the period of July 2020 through March 2021 per the most recent CMS data.
  Organic growth in total home health admissions increased 3.8% in the fourth quarter of 2021 compared with the same period in 2020 and increased by 5.5% in 2021 over 2020.
  Organic growth in non-Medicare episodic home health admissions increased by 18.1% in the fourth quarter of 2021 compared with the same period in 2020 and increased by 21.9% in 2021 over 2020.
  Non-Medicare rates increased 4% in 2021 over 2020 and increased 17% over the last 5 years.
  Organic growth in hospice admissions decreased 6.2% in the fourth quarter of 2021 compared with the same period in 2020 and increased by 0.5% in 2021 over 2020. Organic growth in hospice admissions are pacing to 8% to 10% for the first quarter of 2022 compared to the first quarter of 2021and 18% to 20% sequentially over the fourth quarter of 2021.
  Home Health average daily census of 86,228 in the fourth quarter of 2021 was 3.0% higher than 83,686 in the fourth quarter of 2020. For the year, Home Health average daily census of 84,734 was 5.8% higher in 2021 than 2020.
  Hospice average daily census of 7,024 in the fourth quarter of 2021 was 62.6% higher than 4,320 in the fourth quarter of 2020. For the year, Hospice average daily census of 5,405 was 24.4% higher in 2021 than 2020. The year-over-year growth was due to a net increase of 40 hospice locations added during 2021.
  The percentage of Home Health clinicians on quarantine due to COVID-19 went from a high of 6.5% in January 2022 down to 0.6% today which is the lowest quarantine level since July 2021.
  On November 2, 2021, LHC Group finalized the acquisition of selected home health, hospice, and therapy assets from HCA Healthcare and Brookdale Health Care Services venture that marks the entry into two new markets – Minnesota and New Mexico - and expands service areas in 20 states where the company already operates. The acquisition includes 47 total locations and LHC Group expects incremental annualized revenue from this acquisition of approximately $130 million.
  On December 6, 2021, LHC Group's Board of Directors approved a share repurchase program authorizing the Company to repurchase up to $250 million of its common stock. During the fourth quarter, the Company repurchased 634,869 shares of common stock for approximately $83.7 million.

Commenting on the results, Keith G. Myers, LHC Group's Chairman and Chief Executive Officer, said, "For perhaps the first time in our industry's existence, we believe there is a general consensus throughout the country for emphasizing the advantages of at-home care. The demand for at-home healthcare is as strong as ever with patients and families overwhelmingly preferring care in the home and senior advocates, Congress and policymakers increasingly recognizing the better outcomes and efficiency. As the proven partner to 435 leading hospitals and health systems, an extensive national footprint and very particular assets that can lead the transition to value-based care, we are embracing our mission, values and culture to lead this industry once again in 2022 and beyond."

Full Year 2022 and First Quarter 2022 Guidance

Full year 2022 net service revenue is expected to be in a range of $2.500 billion to $2.550 billion, adjusted earnings per diluted share is expected to be in a range of $5.60 to $6.00, and adjusted EBITDA, less non-controlling interest, is expected to be in a range of $270 million to $290 million.

For the first quarter ending March 31, 2022, net service revenue is expected to be $560 million to $580 million, adjusted earnings per diluted share is expected to be in a range of $1.00 to $1.10, and adjusted EBITDA, less non-controlling interest, is expected to be in a range of $50 million to $55 million.

Joshua L. Proffitt, LHC Group's President and Chief Operating Officer, added, "We have established a strong foundation for growth in 2022 with our leading quality and patient satisfaction scores, momentum in physician referrals, and underlying strength in our organic growth and M&A activity. While late fourth quarter and early first quarter operating trends were affected by reduced capacity to service the strong demand for our services due to COVID variants and labor availability, we expect to benefit in 2022 from recent stabilization in those trends and from our implementation of certain cost improvement initiatives and efficiencies. Additionally, we believe our continued focus on maintaining a disciplined approach to operations and capital allocation will accelerate our growth as the year progresses."

The Company's guidance ranges reflect a number of assumptions that are subject to change based on uncertainties related to the impact of the COVID-19 pandemic. The Company's guidance ranges take into account the impact of future COVID-19 related costs and expenses. The Company's guidance ranges also do not take into account reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, location closures, if any, or future legal expenses, if necessary. Please refer to the supplemental information that can be found under Financial Results on the Company's Investor Relations page to access more detailed guidance assumptions.

Conference Call

LHC Group will host a conference call Thursday, February 24, 2022, at 9:00 a.m. Eastern time to discuss its fourth quarter 2021 results. The toll-free number to call for this interactive teleconference is (877) 407-9208 (international callers: (201) 493-6784). A telephonic replay of the conference call will be available through midnight on Thursday, March 3, 2022, by dialing (844) 512-2921 (international callers: (412) 317-6671) and entering confirmation number 13726712.

The Company has posted supplemental financial information on the fourth quarter results that it will reference during the conference call. The supplemental information can be found under Financial Results on the Company's Investor Relations page. A live webcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCGroup.com. A one-year online replay will be available approximately one hour following the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of in-home healthcare services and innovations for communities around the nation, offering quality, value-based healthcare to patients primarily within the comfort and privacy of their home or place of residence. The company's 30,000 employees deliver home health, hospice, home and community based services, and facility-based care in 37 states and the District of Columbia – reaching 60 percent of the U.S. population aged 65 and older. Through Imperium Health, the company's ACO management and enablement company, LHC Group helps partners improve both savings and patient outcomes with a value-based approach. As the preferred joint venture partner for more than 400 leading U.S. hospitals and health systems, LHC Group works in cooperation with providers to customize each partnership and reach more patients and families with an effective and efficient model of care.

Forward-looking Statements

This press release contains "forward-looking statements" (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company, or anticipated benefits of the transaction. Words such as "anticipate," "expect," "project," "intend," "believe," "will," "estimates," "may," "could," "should" and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: our 2020 revenue and earnings guidance, statements about the benefits of the acquisition, including anticipated earnings accretion, synergies and cost savings and the timing thereof; the Company's plans, objectives, expectations, projections and intentions; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the acquisition, these risks, uncertainties and factors include, but are not limited to: the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on integration-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated. With respect to the Company's businesses, these risks, uncertainties and factors include, but are not limited to: changes in, or failure to comply with, existing government regulations that impact the Company's businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for the Company's services; the potential impact of the transaction on relationships with customers, joint venture and other partners, competitors, management and other employees, including the loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; increased competition from other entities offering similar services as offered by the Company; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on the Company's reputation; the risks associated with assumptions the parties make in connection with the parties' critical accounting estimates and legal proceedings; the risks associated with the Company's expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Many of these risks, uncertainties and assumptions are beyond the Company's ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning the transaction or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

LHC GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except share data)

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash	$ 9,809	$ 286,569
Receivables:
Patient accounts receivable	348,820	301,209
Other receivables	13,780	11,522
Total receivables	362,600	312,731
Prepaid income taxes	7,531	—
Prepaid expenses	28,401	22,058
Other current assets	24,801	25,664
Total current assets	433,142	647,022
Property, building and equipment, net of accumulated depreciation of $98,394 and $82,721, respectively	153,959	138,366
Goodwill	1,748,426	1,259,147
Intangible assets, net of accumulated amortization of $19,152 and $17,659, respectively	400,002	315,355
Assets held for sale	— —	1,900
Operating lease right of use asset	113,399	100,046
Other assets	46,693	21,518
Total assets	$ 2,895,621	$ 2,483,354
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$ 98,118	$ 64,864
Salaries, wages and benefits payable	100,532	88,666
Self insurance reserves	33,784	35,103
Government stimulus advance	— —	93,257
Contract liabilities - deferred revenue	106,489	317,962
Current operating lease payable	37,630	32,676
Amounts due to governmental entities	5,447	1,516
Income taxes payable	— —	21,464
Current liabilities - deferred employer payroll tax	26,790	25,928
Total current liabilities	408,790	681,436
Deferred income taxes	70,026	47,237
Income taxes payable	7,320	6,203
Revolving credit facility	661,197	20,000
Other long term liabilities	— —	25,928
Operating lease payable	78,688	70,275
Total liabilities	1,226,021	851,079
Noncontrolling interest-redeemable	17,501	18,921
Commitments and contingencies
Stockholders' equity:
LHC Group, Inc. stockholders' equity:
Preferred stock – $0.01 par value: 5,000,000 shares authorized; none issued or outstanding	— —	—
Common stock – $0.01 par value: 60,000,000 shares authorized; 36,549,524 and 36,355,497 shares issued, and 30,634,414 and 31,139,840 shares outstanding, respectively	365	364
Treasury stock – 5,915,110 and 5,215,657 shares at cost, respectively	(164,790)	(69,011)
Additional paid-in capital	979,642	962,120
Retained earnings	751,025	635,297
Total LHC Group, Inc. stockholders' equity	1,566,242	1,528,770
Noncontrolling interest – non-redeemable	85,857	84,584
Total stockholders' equity	1,652,099	1,613,354
Total liabilities and stockholders' equity	$ 2,895,621	$ 2,483,354

LHC GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except per share data)

	Three Months Ended December 31, (unaudited)		Year Ended December 31,
	2021	2020	2021	2020
Net service revenue	$583,429	$532,329	$2,219,622	$2,063,204
Cost of service revenue (excluding depreciation and amortization)	364,603	317,243	1,336,609	1,250,403
Gross margin	218,826	215,086	883,013	812,801
General and administrative expenses	189,681	162,944	696,435	632,847
Impairment of intangibles and other	-	1,227	937	1,849
Operating income	29,145	50,915	185,641	178,105
Interest expense	(2,797)	(89)	(4,338)	(4,129)
Income before income taxes and noncontrolling interest	26,348	50,826	181,303	173,976
Income tax expense	4,778	12,862	37,687	36,043
Net income	21,570	37,964	143,616	137,933
Less net income (loss) attributable to noncontrolling interests	5,878	7,584	27,888	26,337
Net income attributable to LHC Group, Inc.'s common stockholders	$15,692	$30,380	$115,728	$111,596

Earnings per share:
Basic	$0.50	$0.98	$3.71	$3.59
Diluted	$0.50	$0.97	$3.69	$3.56
Weighted average shares outstanding:
Basic	31,167	31,128	31,195	31,092
Diluted	31,317	31,443	31,397	31,366

LHC GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Amounts in thousands)

	For the year ended December 31,
	2021	2020
Operating activities:
Net income	$ 143,616	$ 137,933
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	20,917	21,249
Amortization and impairment of operating lease right of use asset	37,506	34,546
Stock-based compensation expense	15,868	14,347
Deferred income taxes	22,789	(13,261)
(Gain) Loss on disposal of assets	(1,134)	412
Impairment of intangibles and other	937	1,849
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(35,361)	(16,561)
Prepaid expenses	(5,902)	(754)
Other assets	(11,015)	(3,169)
Prepaid income taxes	(7,531)	9,652
Accounts payable and accrued expenses	12,345	(22,506)
Salaries, wages, and benefits payable and self-insurance reserves	3,004	6,482
Other long term liabilities	(26,758)	51,856
Contract liabilities - deferred revenue	(211,473)	317,962
Operating lease payable	(37,360)	(34,226)
Income tax payable	(20,347)	23,800
Net amounts due to/from governmental entities	(433)	(364)
Net cash (used in) provided by operating activities	(100,332)	529,247
Investing activities:
Cash paid for acquisitions, net of cash acquired	(569,583)	(24,545)
Minority interest investments	(10,100)	—
Proceeds from sale of assets	3,350	7,920
Proceeds from sale of an entity	1,531	—
Purchases of property, building and equipment	(32,976)	(65,875)
Net cash used in investing activities	(607,778)	(82,500)
Financing activities:
Proceeds from line of credit	1,025,559	296,229
Payments on line of credit	(384,362)	(529,229)
Government stimulus advance	(93,257)	93,257
Proceeds from employee stock purchase plan	2,472	2,177
Payments on deferred financing fees	(3,556)	—
Payments on repurchasing common stock	(74,643)	—
Noncontrolling interest distributions	(28,857)	(24,837)
Purchase of additional controlling interest	(2,113)	(24,295)
Sale of noncontrolling interest	1,934	4,856
Withholding taxes paid on stock-based compensation	(11,827)	(10,008)
Net cash provided by (used in) financing activities	431,350	(191,850)
Change in cash	(276,760)	254,897
Cash at beginning of period	286,569	31,672
Cash at end of period	$ 9,809	$ 286,569
Supplemental disclosures of cash flow information
Interest paid	$ 4,168	$ 5,011
Income taxes paid	$ 43,728	$ 16,830
Non-Cash Operating activity:
Operating right of use assets in exchange for lease obligations	41,364	43,047
Non-Cash Investing activity:
Accrued capital expenditures	417	2,922
Net working capital adjustment	890	—
Non-Cash Financing activity:
Contribution of noncontrolling interest	—	230

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Amounts in thousands) (Unaudited)

	Three Months Ended December 31, 2021
	Home health	Hospice	Home and community-based	Facility-based	HCI	Total
Net service revenue	$394,481	$102,027	$46,229	$35,284	$5,408	$583,429
Cost of service revenue	238,548	65,047	33,911	23,910	3,187	364,603
Gross margin	155,933	36,980	12,318	11,374	2,221	218,826
General and administrative expenses	131,795	30,904	11,508	12,091	3,383	189,681
Impairment of intangibles and other	—	—	—	—	—	—
Operating income (loss)	24,138	6,076	810	(717)	(1,162)	29,145
Interest expense	(2,004)	(334)	(270)	(135)	(54)	(2,797)
Income (loss) before income taxes and noncontrolling interest	22,134	5,742	540	(852)	(1,216)	26,348
Income tax expense (benefit)	4,086	1,123	180	(270)	(341)	4,778
Net income (loss)	18,048	4,619	360	(582)	(875)	21,570
Less net income (loss) attributable to noncontrolling interests	4,554	989	26	313	(4)	5,878
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$13,494	$3,630	$334	$(895)	$(871)	$15,692

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Amounts in thousands) (Unaudited)

	Three Months Ended December 31, 2020
	Home health	Hospice	Home and community-based	Facility-based	HCI	Total
Net service revenue	$382,636	$62,419	$50,058	$31,914	$5,302	$532,329
Cost of service revenue	217,554	38,190	36,514	21,487	3,498	317,243
Gross margin	165,082	24,229	13,544	10,427	1,804	215,086
General and administrative expenses	119,544	16,894	11,923	11,451	3,132	162,944
Impairment of intangibles and other	1,227	—	—	—	—	1,227
Operating income (loss)	44,311	7,335	1,621	(1,024)	(1,328)	50,915
Interest expense	(52)	(18)	(8)	(9)	(2)	(89)
Income (loss) before income taxes and noncontrolling interest	44,259	7,317	1,613	(1,033)	(1,330)	50,826
Income tax expense (benefit)	10,936	1,631	301	76	(82)	12,862
Net income (loss)	33,323	5,686	1,312	(1,109)	(1,248)	37,964
Less net income (loss) attributable to noncontrolling interests	6,154	1,370	104	(35)	(9)	7,584
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$27,169	$4,316	$1,208	$(1,074)	$(1,239)	$30,380

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Amounts in thousands)

	Year Ended December 31, 2021
	Home Health	Hospice	Home and Community-Based	Facility-Based	HCI	Total
Net service revenue	$ 1,551,542	$ 311,218	$ 189,561	$ 132,098	$ 35,203	$ 2,219,622
Cost of service revenue (excluding depreciation and amortization)	901,685	194,895	137,852	89,270	12,907	1,336,609
General and administrative expenses	501,132	89,693	46,724	45,304	13,582	696,435
Impairment of intangibles and other	937	—	—	—	—	937
Operating income (loss)	147,788	26,630	4,985	(2,476)	8,714	185,641
Interest expense	(3,103)	(529)	(413)	(208)	(85)	(4,338)
Income (loss) before income taxes and noncontrolling interests	144,685	26,101	4,572	(2,684)	8,629	181,303
Income tax expense (benefit)	30,089	5,344	1,069	(919)	2,104	37,687
Net income (loss)	114,596	20,757	3,503	(1,765)	6,525	143,616
Less net income (loss) attributable to noncontrolling interests	22,060	4,297	467	1,105	(41)	27,888
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$ 92,536	$ 16,460	$ 3,036	$ (2,870)	$ 6,566	$ 115,728
Total assets	$ 1,719,403	$ 786,671	$ 239,314	$ 85,005	$ 65,228	$ 2,895,621

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Amounts in thousands)

	Year Ended December 31, 2020
	Home Health	Hospice	Home and Community-Based	Facility-Based	HCI	Total
Net service revenue	$ 1,463,779	$ 243,806	$ 194,584	$ 128,578	$ 32,457	$ 2,063,204
Cost of service revenue (excluding depreciation and amortization)	848,663	150,675	150,378	85,827	14,860	1,250,403
General and administrative expenses	464,568	66,454	45,443	43,435	12,947	632,847
Impairment of intangibles and other	1,249	600	—	—	—	1,849
Operating income (loss)	149,299	26,077	(1,237)	(684)	4,650	178,105
Interest expense	(2,856)	(469)	(390)	(297)	(117)	(4,129)
Income (loss) before income taxes and noncontrolling interests	146,443	25,608	(1,627)	(981)	4,533	173,976
Income tax expense (benefit)	30,435	4,925	(357)	(185)	1,225	36,043
Net income (loss)	116,008	20,683	(1,270)	(796)	3,308	137,933
Less net income (loss) attributable to noncontrolling interests	20,525	4,822	(171)	1,193	(32)	26,337
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$ 95,483	$ 15,861	$ (1,099)	$ (1,989)	$ 3,340	$ 111,596
Total assets	$ 1,741,044	$ 301,475	$ 263,708	$ 103,401	$ 73,726	$ 2,483,354

LHC GROUP, INC. AND SUBSIDIARIES SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Data:	2021	2020	2021	2020

Home Health Services:
Locations	557	537	557	537
Acquired	25	4	27	13
De novo	—	—	—	1
Divested/consolidated	—	(16)	(7)	(30)
Total new admissions	111,141	104,440	436,637	410,408
Medicare new admissions	51,983	54,968	213,913	221,300
Average daily census	86,228	83,686	84,995	80,112
Average Medicare daily census	43,325	47,219	44,342	46,311
Medicare completed and billed episodes	84,242	89,824	339,065	350,239
Average Medicare case mix for completed and billed Medicare episodes	1.01	1.01	1.02	1.02
Average reimbursement per Medicare episode (1)	$2,860	$2,840	$2,868	$2,795
Total visits	2,222,050	2,100,914	8,544,552	8,282,047
Total Medicare visits	1,091,125	1,141,298	4,307,968	4,615,612
Average visits per Medicare episodes	13.0	12.7	12.7	13.2
Organic growth: (2)
Net revenue	0.6%	(0.1)%	6.0%	(4.8)%
Net Medicare revenue	(8.5)%	(5.0)%	(1.3)%	(9.7)%
Total new admissions	3.8%	2.2%	5.5%	1.6%
Medicare new admissions	(7.2)%	(6.0)%	(3.7)%	(7.4)%
Average daily census	0.7%	4.9%	5.8%	1.5%
Average Medicare daily census	(10.6)%	(5.4)%	(4.6)%	(8.2)%
Medicare completed and billed episodes	(7.7)%	(7.9)%	(2.4)%	(8.0)%

Hospice Services:
Locations	170	120	170	120
Acquired	16	3	49	6
De novo	—	6	1	6
Divested/consolidated	(1)	—	(3)	(2)
Admissions	7,516	5,336	24,400	20,342
Average daily census	7,024	4,320	5,408	4,345
Patient days	646,231	397,456	1,972,643	1,590,322
Average revenue per patient day	$161.87	$157.55	$161.09	$155.33
Organic growth: (2)
Total new admissions	(6.2)%	10.9%	0.5%	6.4%

Home and Community-Based Services:
Locations (3)	136	124	136	124
Acquired	6	—	1	4
De novo	—	3	13	16
Divested/consolidated	—	(1)	(2)	(3)
Average daily census	12,281	14,021	13,159	14,365
Billable hours	1,779,058	1,884,411	7,376,187	7,734,517
Revenue per billable hour	$26.22	$27.33	$25.91	$26.22

Facility-Based Services:
Long-term Acute Care
Locations	12	12	12	12
Acquired	—	—	—	—
Divested/consolidated	—	(1)	—	(1)
Patient days	22,443	21,836	86,524	89,930
Average revenue per patient day	$1,423	$1,407	$1,459	$1,373
Average Daily Census	244	237	237	246

(1)

Prior year Medicare revenue per episode calculation was previously based on standard Medicare episodes. This calculation has been modified to include LUPAs and Outliers in order to achieve a proper comparison to current year under PDGM.

(2)	Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
(3)	The number of locations for HCBS has been updated to not only include the physical standalone locations but also the locations that are part of a home health provider.

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC. (Amounts in thousands) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income attributable to LHC Group, Inc.'s common stockholders	$15,692	$30,380	$115,728	$111,596
Add (net of tax):
Acquisition, de novo and legal expenses (1)	7,385	2,284	17,737	5,629
Closures/relocations/consolidations (2)	302	2,856	1,850	3,722
COVID-19 impact:
PPE, supplies and other expenses (3)	10,860	8,641	38,001	38,608
CARES Act tax benefit (4)	—	—	—	(2,210)
ERP implementation (5)	601	—	1,827	—
Hurricane Ida (6)	—	—	844	—
Gain on sale of asset (7)	—	—	(951)	—
Cost improvement initiatives (8)	4,498	—	4,498	—
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$39,338	$44,161	$179,534	$157,345

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE (Amounts in thousands) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2019	2021	2019
Net income attributable to LHC Group, Inc.'s common stockholders	$0.50	$0.97	$3.69	$3.56
Add (net of tax):
Acquisition, de novo and legal expenses (1)	0.24	0.07	0.57	0.17
Closures/relocations/consolidations (2)	0.01	0.09	0.06	0.12
COVID-19 impact:
PPE, supplies and other expenses (3)	0.35	0.27	1.22	1.23
CARES Act tax benefit (4)	—	—	—	(0.07)
ERP implementation (5)	0.02	—	0.05	—
Hurricane Ida (6)	—	—	0.03	—
Gain on sale of asset (7)	—	—	(0.03)	—
Cost improvement initiatives (8)	0.14	—	0.14	—
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$1.26	$1.40	$5.73	$5.01

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Amounts in thousands) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income attributable to LHC Group, Inc.'s common stockholders	$15,692	$30,380	$115,728	$111,596
Add:
Income tax expense	4,778	12,862	37,687	36,043
Interest expense, net	2,797	89	4,338	4,129
Depreciation and amortization	6,018	5,648	20,917	21,249
Adjustment items (1)	32,281	19,392	86,805	65,731
Adjusted EBITDA	$61,566	$68,371	$265,475	$238,748
1. Adjustment items (pre-tax):
Acquisition, de novo and legal expenses (1)	10,082	3,214	24,154	7,770
Closures/relocation/consolidations (2)	412	4,019	2,510	5,193
COVID-19 PPE, supplies and other expenses (3)	14,826	12,159	51,661	52,768
ERP implementation (5)	820	—	2,485	—
Hurricane Ida (6)	—	—	1,150	—
Gain on sale of asset (7)	—	—	(1,296)	—
Cost improvement initiatives (8)	6,141	—	6,141	—
Total adjustments	$32,281	$19,392	$86,805	$65,731

1.

Expenses and other costs associated with recently announced or completed acquisitions, de novos and legal expenses ($10.1 million and $24.2 million pre-tax in the three months and year ended December 31, 2021, respectively; $3.2 million and $7.8 million pre-tax in the three months and year ended December 31, 2020, respectively).

2.

Loss on the sale of an asset and other expenses associated with a closure or consolidation, including impairment ($0.4 million and $2.5 million pre-tax in the three months and year ended December 31, 2021, respectively; $4.0 million and $5.2 million in the three months and year ended December 31, 2020, respectively).

3.

COVID-19 related expenses for purchases of personal protective equipment (PPE), supplies, wage adjustments and employee healthcare costs ($14.8 million and $51.7 million pre-tax in the three months and year ended December 31, 2021, respectively; $12.2 million and $52.8 million pre-tax in the three months and year ended December 31, 2021, respectively).

4.

Tax benefit related to new legislation in the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") which lifts certain tax deduction limitations and eliminates 80% of taxable income limitations for Net Operating Losses ("NOL"), which we are now able to fully utilize NOLs associated with Almost Family prior to the merger.

5.

Expenses and other costs associated with the implementation of an Enterprise Resource Planning software ($0.8 million and $2.5 million pre-tax in the three months and year ended December 31, 2021, respectively).

6.	Direct recovery costs associated with Hurricane Ida ($1.2 million pre-tax).
7.

As of December 31, 2020, the Company's assets held for sale was $1.9 million, which consisted of one hospice facility in Knoxville, Tennessee.  The Company sold the property during the third quarter of 2021 for $3.2 million.

8.

Expenses associated from cost improvement initiatives implemented in the fourth quarter of 2021, which consisted of contract terminations and general and administrative cost reductions ($6.1 million pre-tax).

Contact:	Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com